R&E GAMING CORP.
                                  P.O. Box 9660
                        Rancho Santa Fe, California 92067


                                  April 2, 1998



VIA FACSIMILE (213) 362-7357 AND U.S. MAIL

State Street Bank and Trust Company
       of California, N.A.
725 South Figueroa Street, Suite 3100
Los Angeles, California 90017
Attention:        Corporate Trust Department
                  (R&E Gaming Corp. 1997 Escrow)

                  Re:      Escrow Agreement
                           ----------------
Dear Sirs:

              Pursuant to Section 1 of the Escrow Agreement ("Escrow Agreement") dated as of September 15, 1997, by and among R&E Gaming Corp. ("R&E Gaming"), Riviera Holdings Corporation and State Street Bank and Trust Company of California, N.A., R&E Gaming hereby gives you notice that the Agreement and Plan of Merger ("Riviera Merger Agreement") entered into by Riviera Acquisition Sub, Inc., R&E Gaming and Riviera Holdings Corporation ("RHC") has been terminated in accordance with Article VI thereof as of the date hereof. Enclosed is a copy of the notice of termination ("Riviera Termination") which was delivered today by R&E Gaming of RHC. The Riviera Termination should be considered the certificate required by Section 1 of the Escrow Agreement.

              Please be further advised that, as set forth in the Riviera Termination, the Riviera Merger Agreement has been terminated pursuant to a termination event which is a Non-Payment Termination Event as defined in Section 3 of the Escrow Agreement. Accordingly, in accordance with the terms of Section 4 of the Escrow Agreement you are hereby requested to deliver the Escrow Consideration (as defined in the Escrow Agreement), together with the Cash Interest (as defined in the Escrow Agreement), promptly to R&E Gaming. Further, the escrow shall be deemed to have terminated.

State Street Bank and Trust Company
       of California, N.A.
April 2, 1998
Page 2

              As required by Section 4 of the Escrow Agreement, a copy of this notice is being delivered simultaneously to RHC.

                                        Very truly yours,

                                        R&E GAMING CORP.



                                        By: /s/ Allen E. Paulson
                                           -----------------------------
                                           Allen E. Paulson
                                           President



Enclosure


cc:      Riviera Holdings Corporation
         2901 Las Vegas Boulevard
         South Las Vegas, Nevada 89109
         Facsimile: (702) 794-9277
         Attention: Mr. William L. Westerman


         Dechert Price & Rhoads
         30 Rockefeller Plaza
         New York, New York 10112
         Facsimile: (212) 698-3599
         Attention: Fredric Klink, Esq.